                                  MISONIX, INC.
                    COMPUTATION OF EPS-TREASURY STOCK METHOD
                             THREE MONTH CALCULATION
                                    06/30/99

      ---------------------------------------------------------------------
      Avg. number of common shares o/s                        5,927,470
      Net income for the period                              $1,214,111
      ---------------------------------------------------------------------



                                                          Diluted EPS                                          AVERAGE
      Average # of shares under options                                                                         PRICE
          outstanding                                         1,274,500                                        COMMON
                                                                                                                STOCK
      Option price per share                              $0.50 - $6.50

      Proceeds upon exercise of options                      $2,529,500                       04/30/99                 3.31
                                                                                              05/31/99                 6.22
      Market price of stock:                                                                  06/30/99                 6.15
                                                                                                          ------------------
         Average                                                  $5.23
                                                                                           Total                      15.68
                                                                                                          ==================
      Treasury shares that could be
         repurchased with proceeds                                                         Average                     5.23
                                                                                                          ==================
         (proceeds/avg. price)                                  483,652                    MP @ 6/30                   6.44
                                                        ===================
         (proceeds/closing price)

                                                                                                          ------------------
      Excess of shares under option over
         treasury shares that could be
         repurchased                                            790,848
                                                        ===================

      Common stock equivalent shares
      (incremental shares)                                      790,848

      Average number of common shares
         outstanding                                          5,927,470
                                                        ----------------

      Total average number of common
         and common equivalent shares                         6,718,318
                                                        ================


      EPS                                                        $0.181
                                                        ===================


                                                                        % of                                       Assumed
                                                        Granted      Period o/s    Wghtd Avg      Exercise $       Proceeds
                                                        -------      ----------    ---------      ----------       --------

Orignal          A. GERSTENFELD                              3,000      100%           3,000          $2.17         $6,510
Orignal          R. LEE                                     30,000      100%          30,000          $0.96        $28,800
Non-Employee     G. GELMAN                                 688,500      100%         688,500          $0.73       $502,605
Non-Employee     H. ALLIGER                                 75,000      100%          75,000          $0.73        $54,750
Non-Employee     A. GERSTENFELD                             15,000      100%          15,000          $0.73        $10,950
Non-Employee     G. GELMAN                                  15,000      100%          15,000          $3.07        $46,050
Non-Employee     H. ALLIGER                                 15,000      100%          15,000          $3.07        $46,050
Non-Employee     A. GERSTENFELD                             15,000      100%          15,000          $3.07        $46,050
            1996 M. McMANUS                                165,000      100%         165,000          $5.06       $834,900
            1996 R. ZAREMBA                                 15,000      100%          15,000          $3.07        $46,050
            1996 R. MANNA                                    7,500      100%           7,500          $4.00        $30,000
            1996 R. MANNA                                   15,000      100%          15,000          $3.07        $46,050
            1996 R. LEE                                     15,000      100%          15,000          $3.07        $46,050
            1996 C. THOMAS                                  15,000      100%          15,000          $3.07        $46,050
            1996 D. NG                                       6,000      100%           6,000          $3.07        $18,420
            1996 T. NOVAK                                    6,000      100%           6,000          $3.07        $18,420
            1996 D. VOIC                                     7,500      100%           7,500          $3.07        $23,025
            1996 TOP EMPLOYEES 5000 OR LESS                 31,000      100%          31,000          $3.07        $95,170
            1998 M. McMANUS                                 85,000      100%          85,000          $5.06       $430,100
            1998 M. McMANUS                                 50,000      100%          50,000          $3.07       $153,500

                                                     --------------              ------------               ---------------

                      TOTALS                             1,274,500                 1,274,500                     2,529,500
                                                     ==============              ============               ===============


                                  MISONIX, INC.
                    COMPUTATION OF EPS-TREASURY STOCK METHOD
                            TWELVE MONTH CALCULATION
                                    06/30/99

      -----------------------------------------------------------------------
      Avg. number of common shares o/s           5,862,445
      Net income for the period                 $1,964,758                                           DATE            AVERAGE
      -----------------------------------------------------------------------                        ----             PRICE
                                                                                                                     COMMON
                                            Diluted EPS                                                               STOCK
      Average # of shares under options/                                                                              ------
          warrants outstanding                   1,127,181
                                                                                                   07/31/98            7.00
      Option price per share               $0.50 - $6.00                                           08/31/98            5.25
                                                                                                   09/30/98            5.88
      Proceeds upon exercise of options         $1,912,179                                         10/31/98            5.06
                                                                                                   11/30/98            5.75
      Market price of stock:                                                                       12/31/98            5.88
         Average                                     $5.23 MP AT 6/30/99                           01/31/99            5.43
                                          -----------------
                                                                                                   02/28/99            3.27
      Treasury shares that could be                                                                03/31/99            3.58
         repurchased with proceeds                                                                 4/31/99             3.31
         (proceeds/avg. price)                     365,617                                         5/30/99             6.22
                                          ===================================
         (proceeds/closing price)                                                                  6/30/99             6.15

      Excess of shares under option over                                                       Total                  62.78
         treasury shares that could be                                                                          ===========
         repurchased                               761,564                                     Average                 5.23
                                          ===================================                                   ============

      Common stock equivalent shares
      (incremental shares)                         761,564

      Average number of common shares
         outstanding                             5,862,445
                                          -----------------

      Total average number of common
         and common equivalent shares            6,624,009
                                          =================

      Diluted EPS                                  $0.2966
                                          ===================================



                                                             % of                                                        Assumed
                                          Granted         Period o/s             Wghtd Avg        Exercise $             Proceeds
                                          -------         ----------             ---------        ----------             --------

Orignal            A. GERSTENFELD                3,000       100%                        3,000            $2.17            $6,510
Orignal            J. LABRIZZI                  90,000       25%                        22,685            $0.50           $11,343
Orignal            R. LEE                       30,000       100%                       30,000            $0.96           $28,800
Orignal            B. SWEEZY                     2,250       73%                         1,646            $0.50              $823
Non-Employee       G. GELMAN                   688,500       100%                      688,500            $0.73          $502,605
Non-Employee       H. ALLIGER                   75,000       100%                       75,000            $0.73           $54,750
Non-Employee       A. GERSTENFELD               15,000       100%                       15,000            $0.73           $10,950
Non-Employee       G. GELMAN                    15,000       33%                         4,932            $3.07           $15,141
Non-Employee       H. ALLIGER                   15,000       33%                         4,932            $3.07           $15,141
Non-Employee       A. GERSTENFELD               15,000       33%                         4,932            $3.07           $15,141
              1996 J. LABRIZZI                  60,000       50%                        30,247            $4.00          $120,988
              1996 P. GERSTHEIMER                7,500       42%                         3,144            $4.00           $12,576
              1996 M. McMANUS                  165,000       73%                       120,699            $5.06          $610,737
              1996 R. ZAREMBA                   15,000       33%                         4,932            $3.07           $15,141
              1996 R. MANNA                      7,500       100%                        7,500            $4.00           $30,000
              1996 R. MANNA                     15,000       33%                         4,932            $3.07           $15,141
              1996 R. LEE                       15,000       33%                         4,932            $3.07           $15,141
              1996 C. THOMAS                    15,000       33%                         4,932            $3.07           $15,141
              1996 D. NG                         6,000       33%                         1,973            $3.07            $6,057
              1996 T. NOVAK                      6,000       33%                         1,989            $3.07            $6,106
              1996 D. VOIC                       7,500       33%                         2,466            $3.07            $7,571
              1996 Top Emploees                 31,000       33%                        10,192            $3.07           $31,289
              1998 M. McMANUS                   85,000       73%                        62,178            $5.06          $314,621
              1998 M. McMANUS                   50,000       33%                        16,438            $3.07           $50,465
                                     ------------------                      ------------------                 ------------------

                        TOTALS               1,434,250                               1,127,181                          1,912,179
                                     ==================                      ==================                 ==================

